UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2019

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Item 3.02    Unregistered Sales of Equity Securities.
On May 28, 2019, FireEye, Inc., a Delaware corporation (the “Company”), Viking Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), and Viking Merger LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), entered into an Agreement and Plan of Reorganization (the “Definitive Agreement”) with Verodin, Inc., a Delaware corporation (“Verodin”), and Shareholder Representative Services LLC as stockholder representative thereunder, pursuant to which Merger Sub I merged with and into Verodin (the “Merger”). Within forty-five days after the closing of the Merger (the “Closing”), as part of the same overall transaction, the surviving corporation from the Merger will be merged with and into Merger Sub II (which will be renamed Verodin, LLC pursuant to such merger).
Under the terms of the Definitive Agreement, the Company agreed to (i) pay the former security holders of Verodin merger consideration (the “Merger Consideration”) with an aggregate value equal to (A) approximately $254.4 million, consisting of approximately $129.6 million in cash less approximately $1.2 million in applicable exercise prices of vested Verodin stock options, and an aggregate of approximately 8.4 million shares of Company common stock, par value $0.0001 per share (“Company Common Stock”), valued at the volume weighted average closing price of Company Common Stock for the 10 trading days ending on and including the last trading day prior to the date of the Definitive Agreement, plus (B) cash in an amount equal to any Verodin net working capital at the Closing, not to exceed $15 million, and (ii) assume unvested Verodin stock options exercisable for an aggregate of approximately 2.0 million shares of Company Common Stock. The Company funded the cash portion of the Merger Consideration with the Company’s cash and cash equivalents.
Under the terms of the Definitive Agreement, at the Closing and as a result thereof:

•
each share of capital stock of Verodin was cancelled and converted into the right to receive its pro rata portion of the cash and stock portions of the Merger Consideration, with the mixture of consideration consisting of approximately 50% cash and 50% stock in respect of shares of Verodin common stock, approximately 65% cash and 35% stock in respect of shares of Verodin Series Seed and Series A preferred stock, and approximately 18% cash and 82% stock in respect of shares of Verodin Series B preferred stock;

•
each vested Verodin stock option was cancelled and converted into the right to receive cash in an amount equal to the pro rata portion of the Merger Consideration net of the applicable exercise prices and tax withholdings; and

•	each unvested Verodin stock option was assumed by the Company, other than each unvested Verodin stock option held by a non-continuing employee, which was cancelled for no consideration.
At the Closing as a result of the Merger, the Company issued to certain former security holders of Verodin a total of approximately 8.4 million shares of Company Common Stock. These shares of Company Common Stock were issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). At the Closing, the Company also assumed unvested stock options to purchase approximately 2.0 million shares of Company Common Stock as described above, with a weighted average exercise price of approximately $3.02.
The Definitive Agreement contains customary representations, warranties and covenants of Verodin. The Definitive Agreement also contains customary indemnification provisions whereby the former stockholders of Verodin have agreed to indemnify, subject to certain caps and thresholds, the Company and affiliated parties for any liabilities and losses arising out of any inaccuracy in, or breaches of, the representations, warranties and covenants of Verodin in the Definitive Agreement, pre-closing taxes of Verodin, appraisal claims of former Verodin stockholders (if any) and certain other matters. Fifteen percent of the value of the Merger Consideration otherwise payable to former Verodin security holders pursuant to the Definitive Agreement, funded solely from the cash portion of the Merger Consideration, was placed in a third party escrow fund for eighteen months as security for the indemnification obligations of former Verodin stockholders under the Definitive Agreement; provided, however, on the terms and subject to the conditions set forth in the Definitive Agreement, a portion of the escrow fund will be released to the former stockholders of Verodin after the first anniversary of the Closing.
A copy of the Definitive Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Definitive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Definitive Agreement, which is incorporated herein by reference. The Definitive Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Verodin. In particular, the representations and warranties contained in the Definitive Agreement were made only for the purposes of the Definitive Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Definitive Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Verodin.

Item 7.01    Regulation FD Disclosure.
The Company issued a press release, dated May 28, 2019, regarding the Merger and updated financial guidance for the second quarter and year ending December 31, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.
In addition, a conference call to discuss the Merger and the updated financial guidance will be hosted by the Company on May 28, 2019, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 312-5521 or (678) 894-3048, or via on-demand webcast at investors.fireeye.com. The slides to be used in connection with the conference call are furnished herewith as Exhibit 99.2 and are incorporated herein by reference.
The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of May 28, 2019, by and among FireEye, Inc., Viking Merger Corporation, Viking Merger LLC, Verodin, Inc. and Shareholder Representative Services LLC*
99.1	Press release dated May 28, 2019
99.2	Investor presentation dated May 28, 2019

*    The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of May 28, 2019, by and among FireEye, Inc., Viking Merger Corporation, Viking Merger LLC, Verodin, Inc. and Shareholder Representative Services LLC*
99.1	Press release dated May 28, 2019
99.2	Investor presentation dated May 28, 2019

*    The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: May 28, 2019	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary